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                                                                    Exhibit 10.2


                             SECURED PROMISSORY NOTE

$48,000.00                                                      October 25, 2002
                                                             Fremont, California

      For value received, Accrue Software, Inc. a Delaware corporation (the "Company"), promises to pay to Robert M. Smelick (the "Holder"), the principal sum of Forty-Eight Thousand Dollars ($48,000.00). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 2.03% per annum, compounded annually. This Note is subject to the following terms and conditions.

      1. MATURITY. Principal and any accrued but unpaid interest under this Note shall be due and payable upon demand by the Holder at any time after November 25, 2002 provided that the Company has consummated the purchase of Personify, Inc. assets referenced in that certain letter agreement dated October 3, 2002 between the Company and Diablo Management Group (the "Maturity Date").

      2. PAYMENT; PREPAYMENT. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

      3. TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

      4. GOVERNING LAW. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

      5. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.
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      6.    AMENDMENTS AND WAIVERS. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, each Holder and each transferee of any Note.

      8. STOCKHOLDERS, OFFICERS AND DIRECTORS NOT LIABLE. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

      9. SECURITY INTEREST. The Company hereby grants to the Holder a first priority security interest (the "Security Interest") in all of the Company's right, title and interest in certain assets of Personify, Inc. acquired pursuant to that certain Asset Purchase Agreement dated October 25, 2002 between Accrue Software, Inc. and Personify, Inc. and also that certain letter agreement dated as of October 3, 2002 between the Company and Diablo Management Group and accepted as the winning bid on October 8, 2002 (the "Personify Assets"). In addition, the Company hereby appoints Holder as its attorney-in-fact for the purpose of signing and filing any uniform commercial code financial statements or other documents considered necessary or appropriate by Holder to perfect or enhance the foregoing grant of Holder's security interest in the Personify Assets, or deliver any notices required thereunder.

      The Company and Holder acknowledge and agree that this Note is secured solely by the Security Interest and such Security Interest shall be the Holder's sole recourse for repayment of this Note. The Company agrees to take all other actions as may be reasonably necessary to perfect the Security Interest.

      10. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

      11. ACTION TO COLLECT ON NOTE. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

      12. LOSS OF NOTE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.


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                                           COMPANY:

                                           ACCRUE SOFTWARE, INC.

                                           By: /s/ Jonathan D. Becher
                                               ----------------------

                                           Name: Jonathan D. Becher
                                                 ------------------
                                                       (print)
                                           Title: President and CEO

                                           Address: 48634 Milmont Drive,
                                                    Fremont, CA  94538


AGREED TO AND ACCEPTED:

ROBERT M. SMELICK

By: /s/ Robert M. Smelick
    ----------------------------

Name:
      ---------------------------
                (print)
Title:
       ---------------------------

Address:


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